EXHIBIT 10.1

                    STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") made and entered into the 30th day of January, 1996, by and between U.S. ENERGY CORP., a Wyoming Corporation of 877 North 8th West, Riverton, Wyoming, the Seller, hereinafter referred to as ("USE"); THE BRUNTON COMPANY, a Wyoming Corporation and wholly owned subsidiary of USE hereinafter referred to as ("Brunton") and SILVA PRODUCTION AB a Swedish corporation of Kuskvagen 4 S-19162 Sollentuna, Sweden, the Purchaser, hereinafter referred to as ("Silva").

   WITNESSETH:

    WHEREAS, USE is the owner of 8,267,450 shares, of common stock, $0.01 par value (the "Stock") being all of the issued and outstanding common shares of THE BRUNTON COMPANY, a Wyoming corporation of 620 E. Monroe Street, Riverton, Wyoming hereinafter referred to as ("Brunton"), which is authorized to issue up to 20,000,000 shares of common stock; and

    WHEREAS, Brunton is engaged in the manufacturing and/or marketing of high quality precision products which includes pocket transits, optics, cutlery and recreational compasses and Silva intends to maintain the Brunton operations at Riverton, Wyoming as provided herein, where the business will be expanded to include Silva Marine and other Silva products to be marketed with Brunton products domestically and internationally, and

    WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Silva shall own all of the outstanding capital stock of Brunton.

    NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties hereto agree as follows:

                            ARTICLE I

             SALE AND PURCHASE OF STOCK AND CLOSING

SECTION 1.1 Sale of Stock. Subject to the terms and conditions of this Agreement , USE agrees to sell to Silva and Silva agrees to purchase from USE, the Stock, which USE represents to be all of the issued and outstanding capital stock of Brunton, consisting of 8,267,450 shares of the common Stock, $0.01 per share of Brunton, which includes 90,750 shares held in Brunton's treasury.

SECTION 1.2. Purchase Price. In full consideration for the sale by USE of the Stock to Silva, Silva shall pay USE an aggregate amount of US $4,300,000 subject to adjustment pursuant to Section 1.4 below (the "Purchase Price"). The Purchase Price shall be paid as follows:

      (a) A non-refundable earnest money payment of US $300,000 upon the execution and delivery of this Agreement by Silva;

      (b) US $3,000,000 (subject to the adjustment pursuant to Section 1.4 below) shall be paid at Closing.

      (c) US $1,000,000 shall be paid in three annual installments of US $333, 333 each, the first payment of US $333,333 together with interest at the rate of 7% per annum on the US $1,000,000 from the date of Closing, shall be made on or before February 15, 1997 and SIMILAR US$333,333 payments with interest of 7% per annum on the unpaid balance of the Purchase Price, shall be made on or before February 15, 1998 and February 15, 1999 until the Purchase Price is paid in full.

SECTION 1.3. Method of Payment. Silva shall pay the Purchase Price by wire transfer of the earnest money payment of US $300,000 to USE's account at The First Interstate Bank of Commerce - Gillette, WY, ABA Number 102300129, Account No. 362165771, and all payments and net profits interest thereafter due hereunder, shall be paid by wire transfer to the same USE account at the First Interstate Bank of Commerce of Gillette or to such other bank account as USE shall direct by notice given pursuant to Section 7.4 of this Agreement.

SECTION 1.4 Purchase Price Adjustment . The Purchase Price shall be adjusted as follows:

      (a) USE and Silva have agreed that the shares of common stock of USE held by Brunton, and other identified assets Brunton acquired from USE ("USE assets") together with the obligation to pay the balance of US$276,352 (as of 1/23/96), owing on the Promissory Note of $324,349.82 dated 8/2/94, shall remain with and be the obligation of USE.

      (b) USE and Silva have engaged Arthur Andersen LLP and Grant Thornton LLP, respectively (collectively the Independent Accountant's) to represent them in assisting the parties in determining what the Adjusted Shareholder's Equity (as hereinafter defined) in Brunton would be as of January 31, 1996 after removing the USE assets referenced in paragraph (a) above. Attached to this Agreement as Exhibit "A" is the November 30, 1995 Balance Sheet of Brunton, which will be used to arrive at Adjusted Shareholder's Equity in Brunton as of January 31, 1996 (hereinafter referred to as the "Adjusted Shareholder's Equity" or "ASE"). The adjustment of the shares of USE assets are included in adjustment #1 and #3 in Exhibit "A". Representatives of the Independent Accountants will travel to Brunton operations in Riverton, Wyoming on or before February 1, 1996 to observe a physical count of inventories of the raw materials, finished goods, and work in process. USE and Brunton agree to provide Silva and its representatives access to the offices of Brunton to inspect the premises, inventory, books, accounts, records, contracts and documents and to confer with Brunton's employees and consultants for the purpose of determining that USE's and Brunton's representations and warranties regarding Brunton are true. Additionally, the Independent Accountants representatives will review, as directed by USE and Silva, the Brunton accounts receivable, accounts payable, notes payable and the property, plant and equipment listings of Brunton. The audit firms will further review and discuss with management's of USE and Silva, any assets or liabilities that may be of concern to USE or Silva. The Independent Accountants have not been engaged to reach any business decisions regarding the adjusted assets and liabilities of Brunton, but are to bring to the attention of USE and Silva any areas of concern that they may have. Management of USE and Silva shall utilize the recommendations of their respective Independent Accountants to determine what the ASE of Brunton is as of January 31, 1996. Any negative adjustments to accounts receivable, inventory, or property, plant and equipment will become the property of USE and USE is free to dispose of any such accounts receivable, inventory, property, plant and equipment, and collect any delinquent accounts receivable and retain all proceeds generated therefrom.

      (c) If the physical count of the inventory and adjustments result in an overall increase in the ASE, the ASE will remain at US $2,400,000 and as such will accrue to the benefit of Silva. If there is a reduction of the Adjusted Shareholder's Equity from the US $2,400,000 reflected on November 30, 1995, then the Purchase Price shall be computed based on the following formula:

                              Purchase Price =     4.3 x ASE
                                         2.4

SECTION 1.5 Closing. The closing of the purchase of the Stock (the "Closing") shall be on Thursday, February 15, 1996 and shall take place at 10:00 a.m. local time in the offices of USE at 877 North 8th West, Riverton, Wyoming, unless otherwise agreed to in writing by USE and Silva.

                           ARTICLE II

                     REPRESENTATIONS OF USE

USE hereby represents and warrants to Silva as follows:

SECTION 2.1 Existence and Good Standing. USE and Brunton are corporations duly organized, validly existing and in good standing under the laws of the state of Wyoming. USE and Brunton have the requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted.

SECTION 2.2 Capital Stock. USE owns all of the issued and outstanding capital stock of Brunton, consisting of 8,267,450 shares of common stock, par value $0.01 per share, which includes the 90,750, held in Brunton's treasury. All outstanding shares of capital stock of Brunton have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, writes, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of any additional shares of the capital stock of Brunton.

SECTION 2.3 Authorization and Validity of this Agreement. USE has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by USE, and the performance of its obligations hereunder, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of USE or action by the stockholders of USE is necessary to authorize the execution, delivery and performance of this Agreement by USE. This Agreement constitutes a valid and binding obligation of USE, enforceable against USE in accordance with the terms."

SECTION 2.4 Financial Statements:  No Material Changes.

      (a) USE has heretofore furnished Silva with audited balance sheets of Brunton as of May 31, 1995, 1994, 1993, 1992 and 1991 and unaudited financial statements as of November 30, 1995 together with related consolidated statements of income and retained earnings and cash flows for the fiscal years then ended, together with a report of Arthur Andersen LLP with respect to audited financial statements. All such financial statements, including the footnotes thereto, have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) applied in the U. S. consistently by Brunton throughout the periods indicated and to the best of USE management's knowledge, fairly presented in all material respects the financial position of Brunton at the respective dates thereof, and the results of operations and cash flows of Brunton for the respective periods indicated.

      (b) Since November 30, 1995, there have been no (i) material adverse change in the business, operations, financial conditions, prospects or results of operations of Brunton or (ii) material damage, destruction or loss of any asset or property, tangible or intangible of Brunton which would adversely affect the ability of Brunton to conduct its businesses.

SECTION 2.5 Books and Records. At closing, all of the minute books and records of Brunton then in the possession of USE will be delivered to Silva and that the minute books and records of Brunton are true and correct and that there have been no transactions which have not been accurately set forth. The minute books of Brunton contain all existing records of all proceedings, consents, actions and meetings of the shareholders and board of directors of Brunton.

SECTION 2.6 Title to Properties; Encumbrances. Brunton has good and marketable title to its material properties and assets, including, without limitation, the material properties and assets reflected in the November 30, 1995 Balance Sheet of Brunton and said assets are free and clear of mortgages, liens, pledges, charges or other encumbrances with the exception of the encumbrances, liens and charges listed. Thus, said "assets" are free and clear, subject to: (i) encumbrances, liens, charges or other restrictions reflected in the Balance Sheet or the Promissory Notes with schedules attached hereto as Exhibit "B",
(ii) encumbrances for current taxes, assessments or governmental charges or levies on property not yet due or delinquent. To the best of USE's and Brunton's knowledge, in relation to the real property, there has been no activity on the real property which might have any environmental consequences.

SECTION 2.7 Real Property. Brunton owns its real property in fee as shown by the Balance Sheets with the encumbrances reflected in the Promissory Notes attached hereto and as described or listed on Exhibit "C".

SECTION 2.8 Intellectual Property. Brunton possesses all licenses, patents, trade names, trademarks, and collectively, the "Intellectual Property", necessary from the ownership of its properties and conduct of its business as presently conducted. All intellectual property of Brunton is as set forth on Exhibit "D" attached hereto and such property is in full force and effect and Brunton has not received any written notice of any event, inquiry, investigation, or proceedings threatening the validity of any such intellectual property.

SECTION  2.9  Leases  and  Material Contracts.   Brunton  has  no
material leases and all material contracts to which Brunton is  a party  requiring an annual aggregate payment of at least  $50,000 are listed on Exhibit D.

SECTION 2.10 Consents and Approvals. The execution and delivery of this Agreement by USE and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provisions of the Certificate of Incorporation or the By-laws of USE (b) will not violate or contravene any statute, rule, regulation order or the decree of any public body or authority by which USE and Brunton or any of their respective properties or assets are bound, (c) will not require any filing with, permit, consent or approval of or the giving of any notice to any governmental or regulatory body, including the U.S.
Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as amended and related Federal Trade Commission rules implementing said Act.

SECTION 2.11 Litigation. There is no action, suit, proceeding of law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of USE or Brunton contemplated by ) any government instrumentality or agency, pending, or to the knowledge of USE threatened, against or affecting USE or Brunton or their properties or rights, and USE knows of no valid basis for any such action, proceeding or investigation. To the best of its knowledge, Brunton is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department or agency.

SECTION 2.12   Taxes.

      (a) Any federal income taxes due through January 31, 1996, on net income generated by Brunton, will be the liability of USE. Thereafter, such taxes shall be the liability of Silva. All property taxes will be prorated to the date of possession on February 15, 1996.

      (b) Tax Returns. Brunton shall have timely filed (or caused to be timely filed) with the appropriate taxing authorities all returns, statements, forms and reports for taxes that are required to be filed with respect to USE and Brunton on or prior to the closing date.
      (c) Payment of Taxes. All taxes of USE and Brunton for all taxable years ended on or prior to May 31, 1995 have been timely paid. With respect to taxable year beginning on June 1, 1995, all taxes on net income earned prior to the Balance Sheet date have been timely paid or accrued and adequately disclosed and fully provided for as a liability on the Balance Sheet. As of the date of this Agreement's signing, Brunton has received no notice of and Brunton is not aware of any pending or planned examination of the local or federal income tax returns of Brunton.

SECTION 2.13 Liabilities. Brunton has no material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet, other than liabilities incurred subsequent to the Balance Sheet date of January 31, 1996 in the ordinary course of business.

SECTION 2.14 Insurance. Brunton has policies of insurance or coverage on property, fire and casualty, product liability and workers' compensation in full force and effect. Brunton has not received any notice of cancellation of any policy described in such policies or refusal of coverage thereunder. In the event Silva decides not to maintain the liability, fire, extended coverage or other such insurance and the same is canceled, any return premium will be the property of USE.

SECTION 2.15 Employee Benefit Plans. Brunton has a 401K that is in full force and effect.

SECTION 2.16 Contributions. Full payment has been timely made on all amounts the Company is required to make under applicable law to the 401K plan.

SECTION 2.17 Compliance with Laws. To the best of its knowledge, Brunton has complied with all existing laws, rules, regulations, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. And, to the best of USE's and Brunton knowledge, neither the ownership nor use of Brunton's properties nor the conduct of it's business conflicts with the rights of any other person, firm or corporation.

SECTION 2.18 Disclosure. No representation or warranty by USE contained in this Agreement nor any written statement furnished by USE or Brunton to Silva or its representatives in connection herewith or pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the Stock information requested by Silva as to Brunton and its respective conditions (financial and otherwise), properties, assets, liabilities, business and prospects, and USE have disclosed to Silva in writing all facts known to USE relating to the same.

SECTION 2.19 Brokers or Finders Fee. No agent, broker, person or firm acting on behalf of Silva is or will be entitled to any commission, broker or finder's fees from USE and no agent, broker, person or firming acting on behalf of USE is or will be entitled to any commission, broker or finder's fee from Silva in connection with any of the transactions contemplated by this Agreement.


                           ARTICLE III

                    REPRESENTATIONS OF SILVA

Silva represents and warrants to USE as follows:

SECTION 3.1 Existence and Good Standing; Power and Authority. Silva is a corporation duly incorporated in Sweden, validly existing and in good standing under the laws of that nation. Silva may organize a new USA corporation as a holding company for Brunton or for other purposes and the representations made herein shall apply to the new corporation. Silva agrees to co-sign and/or to be obligated with that subsidiary during the term of this Agreement. Silva has the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder and thereunder. This Agreement has been duly authorized and approved by Silva and is a valid and binding obligation of Silva enforceable against Silva in accordance with the terms.

SECTION 3.2 Purchase for Investment. Silva will acquire the stock for its own account for investment and not with the view toward any resale or distribution thereof; provided however, that the disposition of Silva's property shall at all times remain within the sole control of Silva.

SECTION 3.3 Excluded Assets. Silva acknowledges and the agrees that in arriving at the Adjusted Shareholders Equity, certain assets were retained by USE assets as noted in Section 1.4 above and not accepted by Silva, and consequently title to those assets are by these presents conveyed to USE and will be retained by USE subsequent to the Closing.
                           ARTICLE IV

             TRANSACTIONS PRIOR TO THE CLOSING DATE

SECTION 4.1 Conduct of Business of Brunton. During the period from the date of this Agreement to the Closing Date, except as otherwise provided by this Agreement, Brunton shall conduct its operations in the ordinary course of business consistent with the past practice; use its reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain its relationship and good will with licensers, vendors, suppliers, distributors, customers, employees and agents and others having business relationships with Brunton; confer with Silva concerning operational matters of a material nature and report to Silva concerning the business, operations and finances of Brunton. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by Silva or as is otherwise permitted or required by this Agreement, Brunton shall, (a) refrain from amending or modifying its Certificate of Incorporation or By-Laws from those in effect on the date of this Agreement, (b) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance or similar agreement with any director, officer, or employee other than, in each case, in the ordinary course of business consistent with past practice, (c) refrain from adopting or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees, (d) refrain from entering into any commitments involving the expenditure of more than US $50,000 except in the ordinary course of business consistent with past practice, (e) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from selling, leasing or otherwise disposing of any material asset or property, except as described in Section 1.4(a) of this Agreement, (j) refrain from making any capital expenditure or commitment therefore, except in the ordinary course of business consistent with past practice, (k) refrain from writing off as uncollectible any notes or accounts receivable, except as may be agreed upon by the parties or except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material, and (l) refrain from agreeing in writing to do any of the foregoing.

SECTION 4.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, neither USE nor Brunton shall take any action, to directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person, other than Silva concerning any purchase of any capital stock of Brunton or any merger, sale of substantial assets or similar transaction involving Brunton.

                            ARTICLE V

                    NET PROFITS AFTER CLOSING

SECTION 5.1 Net Profits. As additional consideration to USE for the sale of the Stock, USE and Silva have agreed that in the operations of Brunton, Silva shall cause three separate profit centers to be formed, namely, (a) the existing Brunton products and operations including lasers and other new products being developed by Brunton; (b) various Silva products, and (c) Silva Marine. Silva agrees to pay USE 45% of the net profits before taxes derived from the Brunton profit center for a period of four years and three months commencing on February 1, 1996, with the first payment due on or before July 15, 1997 covering the period from February 1, 1996 through April 30, 1997 (the "Brunton fiscal year") and 45% of the net profits before taxes derived from Brunton profit center for each of the Brunton fiscal years ended April 30, 1998, 1999 and 2000 such payment to be made on or before July 15, 1998, 1999 and 2000.

SECTION 5.2 Cost Basis. For purposes of determining the amount of payment to be made to USE pursuant to Section 5.1 hereof, net profits shall be determined in accordance with United States generally accepted accounting principles except in such a manner that general, administrative and other expenses will be allocated among the three profit centers that the cost basis to compute the net profits for Brunton will be based on the general, administrative and other expenses and costs incurred in the Brunton profit center only.

                           ARTICLE VI

                           TERMINATION

SECTION 6.1 Termination. This Agreement may be terminated at any time prior to Closing:

   (a)  by the mutual written consent of USE and Silva,

      (b) by Silva if there has been a material violation or breach by Brunton or USE of any material representation or covenant of Brunton or USE contained in this Agreement and such violation or breach has not been waived by Silva.

      (c) by USE, if there has been a material violation or breach by Silva or any material representation or covenant contained in this Agreement, or if the transactions contemplated hereby have not been consummated by February 15, 1996, provided however, that such date may be extended by mutual consent of the parties.

SECTION 6.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 6.1, all further obligations of the Parties hereto under this Agreement shall terminate without further liability or obligation of either party to the other party hereunder and the earnest money payment to USE shall be retained by USE unless termination is by Silva pursuant to paragraph (b) of Section 6.1 hereof.

                           ARTICLE VII

                         INDEMNIFICATION

SECTION 7.1 Indemnification by USE. USE shall indemnify, defend and hold harmless Silva from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages and deficiencies, including interest, penalties, and reasonable attorneys' fees, that Silva shall incur or suffer, which arise, result from or relate to any civil or criminal actions, proceedings or investigations involving Brunton which are based upon personal injury, property damage or non-compliance with any law or regulation affecting the business of Brunton which USE had knowledge of prior to the Closing Date.

The above indemnification is given under the provision that:

     (a)USE shall not have any liability in respect of any claim for any breach of the representations and warranties unless the liability arising from such claim together with the aggregate of all other sums accepted or determined as being recoverable from USE by reason of any  breach  of  the  representations and  warranties  or
        failure to perform any of the covenants or agreements amounts to or exceeds USD one hundred thousand ($100,000), in which case USE shall be liable for the full amount.

     (b)Any claims under the indemnification herein shall be made by Silva without reasonable delay and not later than two (2) years from the Closing Date. Should, however, any damage or loss not be appraisable on or before such date, Silva shall be entitled to make claims even after the expiry of said period, provided a provisional claim has been made on or before the said expiry. Such provisional claim shall be as specified as the circumstances allow. After having made such provisional claim Silva shall make its best efforts to appraise without delay the damage or loss suffered and shall forthwith notify USE of its specified and detailed claim. Notwithstanding the foregoing, claims in respect of taxes, duties or similar levies and charges may be made until two (2) months after a binding decision from the competent authority becomes legally effective.

Upon Silva becoming aware of a claim relevant for the purpose of this Section 7.1, Silva shall:

     (c)not  make  any  admission  of  liability,  agreement   or
        compromise   with  any  person,  body  or  authority   in
        relation thereto without the prior consent (not to be unreasonably withheld) of USE; and

     (d)cause USE and its professional advisers to have reasonable access to the personnel of Brunton and to any relevant accounts, documents and records within the possession or control of Brunton (except to the extent that any such accounts, documents and records are of a confidential nature) to enable USE and its professional advisers to examine such claim, accounts, documents and records and (except as aforesaid) to take copies or photographs thereof at their own expense.

                          ARTICLE VIII

                   NON-COMPETITION AND SECRECY

SECTION 8.1 Non-competition by USE. USE undertakes, during a period of three (3) years after Closing not to, directly or indirectly, carry out or further or support any activity which in any way may compete with the compass, optics, professional instrument or cutlery business carried on by Brunton.

SECTION   8.2    Secrecy.   USE  undertakes  not  to   make   any
unauthorized disclosure of any confidential information regarding the Company or its activities except as required by law and the regulations of the Securities and Exchange Commission.

"Confidential information" shall mean any information, technical, commercial or of any other kind, whether written or oral, except such information which is or will be publicly known or which has come to or will come to the public knowledge in any way other than through USE's breach of this secrecy undertaking.

SECTION  8.3   Penalty.   In the event that USE should  commit  a
breach of Sections 8.1 or 8.2 above Silva shall be entitled to injunctive relief against USE.


                           ARTICLE IX

                          MISCELLANEOUS

SECTION 9.1 Expenses. Except as provided below, the Parties hereto shall pay their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, it being understood that all expenses Brunton incurred in connection with the transactions contemplated by this Agreement shall be paid by USE.

SECTION 9.2 Governing Law. The interpretation and construction of this agreement, and all matters relating hereto, shall be governed by the laws of the state of Wyoming applicable to agreements executed and to be performed solely within such state.

SECTION 9.3 Publicity. Except as otherwise required by law, none of the Parties hereto shall issue, prior to the Closing Date, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of USE, on the one hand, and Silva, on the other hand, to the contents and the manner of presentation and publication thereof.

SECTION 9.4 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy, fax, or by registered or certified mail, postage prepaid, addressed as follows:

   If to Silva:     Silva Production AB
                    Kuskvagen 4
                    S-19162 Sollentuna
                    Sweden
                    Fax:  011 46 892 7601
                    Attn:  Hans-Gunnar Tillander

   If to USE:       U.S. Energy Corp.
                    877 North 8th West
                    Riverton, WY  82501
                    Fax:  (307) 857-3050
                    Attn:  John L. Larsen

or other such address or number as shall be furnished in writing by any such party. Such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or in the case of mail, may be deemed to have been delivered five
(5) days after posted.

SECTION 9.5 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment of this Agreement shall be valid unless the consent of the other party to this Agreement is received and the assignee shall assume in writing satisfactory in form and substance to the nonassigning party to this Agreement, all obligations of its assignment under this Agreement.

SECTION 9.6 Counterparts.  This Agreement may be executed in  two
or   more  counterparts,  each  of  which  taken  together  shall constitute one instrument.

SECTION 9.7 Entire Agreement. This Agreement, including the Exhibits hereto and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

SECTION  9.8  Amendments.   This Agreement  may  not  be  changed
orally, but only by an agreement in writing signed by USE and Silva.

SECTION 9.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

SECTION  9.10    Third Party Beneficiaries.   Each  party  hereto
intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

SECTION 9.11 Employment of Harold F. Herron. Mr. Herron agrees to be employed in the capacity as president of Brunton with the same current duties and obligations pursuant to a mutually acceptable employment agreement between Silva and Mr. Herron.

SECTION 9.12 Exhibits "E" and "F" to be delivered to Silva at closing, contain a complete list of tooling and machinery, respectively.

IN WITNESS WHEREOF, USE and Silva have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

Seller:                            The foregoing is agreed to by:
U.S. ENERGY CORP. (USE)            THE BRUNTON COMPANY
                                   (BRUNTON)


By:    s/ John L. Larsen           By:    s/ John L. Larsen
    -------------------------           ------------------------
    JOHN L. LARSEN,                     JOHN L. LARSEN,
    President                           Chairman

Purchaser:
SILVA PRODUCTION AB (SILVA)



By:    s/ Hans-Gunnar Tillander
     ----------------------------
     HANS-GUNNAR TILLANDER,
     President

Approved as to continued employment with Brunton referred  to  in
Section 7.11 above.


  s/ Harold F. Herron
-------------------------------
Harold F. Herron

                        U.S. ENERGY CORP.
                       877 NORTH 8TH WEST
                     RIVERTON, WYOMING 82501
                         (307) 856-9271




TO:       Mr. Hans Tillander, President
          SILVA PRODUCTION AB
          Fax:  011 46 17420060

FROM:     Hal Herron
          Fax:  307.856.1840

DATE:     6 Feb. 1996

SUBJ:     Modification to Stock Purchase Agreement

Dear Hans:

Per our conversation of today, this fax shall serve as written modification to Section 1.4, paragraph (c) of the Stock Purchase Agreement by and between U.S. Energy Corp. ("USE"), Silva Production AB ("Silva") and The Brunton Company ("Brunton") dated the 30th of January, 1996 to add the following language to this Section.

"It is mutually agreed and understood that the Purchase Price formula shall apply to the Purchase Price paid by Silva only if the decrease in the $2,400,000 Shareholders Equity is greater than $50,000, so that any reduction in the Adjusted shareholders Equity (ASE) ranging between $2,400,000 and $2,350,000 will have a dollar for dollar reduction in the Purchase Price to be paid by Silva."

If you agree with this amendment to the Stock Purchase Agreement, please execute this letter and fax it back to me

Sincerely,

The Brunton Company

s/ Hal Herron
   President

          The foregoing agreed to this 6th day of February, 1996:

          U.S. Energy Corp.           Silva Production AB

          /s Daniel P. Svilar          s/ Hans-Gunnar Tillander
         ----------------------       ---------------------------
             Ass't Secretary              President

          SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement ("SPA") was made and entered into on the 15th day of February, 1996 by and among U.S. Energy Corp. ("USE"), Silva Production AB ("Silva") and The Brunton Company ("Brunton").

      WHEREAS,  USE,  Silva  and Brunton  entered  into  a  Stock
Purchase Agreement ("SPA") on January 30, 1996, which provides for the closing of the sale of Brunton stock to Silva to be completed on or before Thursday, February 15, 1996; and

      WHEREAS, the parties have agreed to extend the Closing Date to Friday, February 16, 1996 at 2:00 p.m. local time in the offices of USE at 877 North 8th West, Riverton, Wyoming.

     NOW for $1.00 and other consideration, it is agreed that the Closing Date of the SPA be extended from Thursday, February 15,
1996 to Friday, February 16, 1996 at 2 p.m.

DATED the day and year first above written.


U.S. ENERGY CORP.                SILVA PRODUCTION AB



By:    s/ Max T. Evans           By:  s/ Han-Gunnar Tillander
     ------------------------         -------------------------
     MAX T. EVANS,                     HANS-GUNNAR TILLANDER,
     Secretary                         President


THE BRUNTON COMPANY



By:    s/ Harold F. Herron
     -----------------------
     HAROLD F. HERRON,
     President